EXHIBIT 8.2

                    AMENDMENT NO. 3 TO STOCKHOLDERS AGREEMENT

         THIS AMENDMENT NO. 3 TO STOCKHOLDERS AGREEMENT (the "Amendment"), dated as of September 23, 1998, is made by and among Regency Realty Corporation, a Florida corporation (the "Company"), Security Capital U.S. Realty, a Luxembourg corporation, and Security Capital Holdings S.A., a Luxembourg corporation (together with Security Capital U.S. Realty and others specified in the Stockholders Agreement, "Investor").

                                   BACKGROUND:

         WHEREAS, the Company, Investor and The Regency Group, Inc. entered into a Stockholders Agreement, dated as of July 10, 1996, as amended by Amendment No.1 to Stockholders Agreement dated as of February 10, 1997 and by Amendment No. 2 to Stockholders Agreement dated as of December 4, 1997 (as amended, the "Stockholders Agreement"); and

         WHEREAS, simultaneously with the execution hereof, the Company and Pacific Retail Trust, a Maryland real estate investment trust ("West"), have entered into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which, among other things and subject to the terms and conditions set forth in the Merger Agreement, West will merge with and into the Company at the Effective Time (as defined in the Merger Agreement); and

         WHEREAS, the parties wish to amend the Stockholders Agreement in connection with the Merger, and such amendment is a condition to the Merger and has been agreed to by West; and

         WHEREAS, pursuant to the Merger Agreement, at the meeting of the Company's stockholders at which the Merger is considered (the "Stockholders Meeting"), the Company stockholders will also be asked to amend the Company's Articles of Incorporation to be substantially in the form attached as Exhibit C to the Articles of Merger and Plan of Merger, which is attached as Exhibit A to the Merger Agreement, merging West with and into the Company (the "Amended Charter") and the Company's stockholders will also be asked to approve the Stockholders Agreement as amended hereby to be effective from and after the consummation of the transactions contemplated by the Merger Agreement;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

                  2. Investments in Shopping Center Properties and Purchases of Interests in Shopping Center Companies.

                           Section 1.20 is hereby restated in its entirety as
follows:

                           "Geographic Region" shall mean the United States of
America.

                  3. Investor Nominees to the Board.

                  Section 2.1(a) of the Stockholders Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following sentence:

                  From and after the Effective Time (as defined in the Merger Agreement) until the next annual or special meeting of stockholders of the Company at, or the next taking of action by written consent of stockholders of the Company with respect to, which any Directors are to be elected, Investor shall have the right (but not the obligation) to have on the Board three Directors (such Directors, the "Investor Nominees"), and the Company shall cause such Investor Nominees to become members of the Board.

                  Section 2.1(a) of the Stockholders Agreement is hereby further amended by deleting the word "two" each time it appears in such section and replacing it with the word "three".

                  4. Voting Rights. Section 4.1 of the Stockholders is hereby amended by deleting the last two sentences thereof and replacing them in their entirety as follows:

                  With regard to (i) any amendment to the Company Charter or the By-laws of the Company which would reasonably be expected to materially adversely affect Investor, and (ii) any Extraordinary Transaction submitted to a vote of the stockholders of the Company, Investor will vote all shares of Company Common Stock owned by it that represent ownership of in excess of 49% of the outstanding shares of Company Common Stock, in one of the following two manners, at its option: (x) in accordance with the recommendation of the Board, or (y) proportionately in accordance with the votes of the other holders of Company Common Stock. With regard to any Extraordinary Transaction submitted to a vote of the stockholders of the Company which requires the affirmative vote of holders of two-thirds of the shares of Company Common Stock, Investor will vote all shares of Company Common Stock owned by it that represent ownership of in excess of 32% of the outstanding shares of Company Common Stock, in one of the following two manners, at its option: (x) in accordance with the recommendation of the Board, or (y) proportionately in accordance with the votes of the other holders of Company Common Stock.




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

                  5.       Participation Rights.

                  (a) Investor hereby waives any Participation Right it might have under Section 4.2 of the Stockholders Agreement to acquire Company Common Stock as a result of the Merger and the transactions contemplated under the Merger Agreement.

                  (b) Section 4.2 of the Stockholders Agreement is hereby further amended by deleting the reference to "37.5%" in such section and replacing it with "49%".

                  6.       Standstill Period; Ownership Limit.

                  (a)      Section 5.1(x) is hereby deleted.

                  (b) The Company hereby waives the applicability of the restrictions set forth in Section 5.2 of the Stockholders Agreement to the Merger, the Merger Agreement and the transactions contemplated thereby or hereby and agrees that such restrictions shall not be violated by the Merger, the Merger Agreement or the transactions contemplated thereby or hereby.

                  (c) Section 5.2(a)(iii) is hereby restated in its entirety as follows:

                           (iii) purchase or otherwise acquire shares of Company Common Stock (or options, rights or warrants or other commitments to purchase and securities convertible into (or exchangeable or redeemable for) shares of Company Common Stock) as a result of which, after giving effect to such purchase or acquisition, Investor will own more than 60% of the outstanding shares of Company Common Stock, on a fully diluted basis; provided, however, that if at any time after the Effective Time (as defined in the Merger Agreement) Investor's ownership of Company Common Stock on a fully diluted basis shall have been below 45% for a continuous period of 180 days, then from and after such time the foregoing reference in this clause (iii) to "60% of the outstanding shares of Company Common Stock, on a fully diluted basis," shall be reduced to "49% of the shares of Company Common Stock, on a fully diluted basis".

                  (d) Section 5.8 of the Stockholders Agreement is hereby amended by deleting the reference in the first sentence thereof to "45% of the outstanding shares of Company Common Stock" and replacing it with "60% of the outstanding shares of Company Common Stock, or if the limitation in Section 5.2(a)(iii) of this Agreement shall have been reduced from 60% to 49%, 49% of the outstanding shares of Company Common Stock".

                  7. Termination Dates. Section 1.18 of the Stockholders Agreement is hereby amended by deleting all references therein to "15%" and replacing them with "10%." Section 1.45 of the Stockholders Agreement is hereby amended by deleting all references therein to "20%" and replacing them with "15%." Accordingly, all references in the Stockholders Agreement to the "15% Termination Date" are hereby deleted and replaced with references to the "10%

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

Termination Date" and all references in the Stockholders Agreement to the "20% Termination Date" are hereby deleted and replaced with references to the "15% Termination Date".

                  8. Application of Section 5.14 of Company Charter. Section 2 of Amendment No. 2 to the Stockholders Agreement (as referenced in the definition of the Stockholders Agreement) is no longer applicable and is hereby deleted.

                  9. Certain Tax Matters.

                  (a) Section 6.1(a)(ii)(B) and Section 6.1(b) of the Stockholders Agreement are hereby amended by deleting each reference to "30%" in each such section and replacing it with "22%".

                  (b) Section 6.1 of the Stockholders Agreement and Schedule 6.1(c) to the Stockholders Agreement are hereby amended by deleting each reference therein to "Section 1296", "Section 1296(a)" and "Section 1296(c)" of the Code and replacing each such reference with "Section 1297", "Section 1297(a)" and "Section 1297(c)" of the Code, respectively, and by deleting each reference to "Section 1297", "Section 1297(a)" and "Section 1297(c)" of the Code and replacing each such reference with "Section 1298", "Section 1298(a)" and "Section 1298(c)" of the Code, respectively.

                  10. Restriction on Property Portfolio. Investor hereby waives the applicability of the limitations with respect to shopping centers greater than 350,000 square feet set forth in Section 6.1(a)(C) of the Stockholders Agreement to the extent the limitations in such Section are exceeded as a result of the Merger, the Merger Agreement or the transactions contemplated thereby.

                  11. Condition Precedent. The effectiveness of this Amendment is subject to the consummation of the Merger and the approval and adoption of the Amended Charter by the Company stockholders at the Stockholders Meeting, except that Section 6(b) of this Amendment shall be effective upon execution hereof. The Company shall not agree or consent to any amendment to the Merger Agreement, nor grant any waiver thereunder, without in each case the express written consent of Investor. The Company shall not in any event consummate the Merger or otherwise effect the transactions contemplated by the Merger Agreement without each of this Amendment and the Amended Charter simultaneously becoming effective.

                  12. No Effect on Consistent Terms. All terms of the Stockholders Agreement not inconsistent with this Amendment shall remain in place and in full force and effect and shall be unaffected by this Amendment, and shall continue to apply (i) to the Stockholders Agreement as amended hereby and (ii) to this Amendment. From and after the date hereof, each reference to the Stockholders Agreement in any other instrument or document shall be deemed a reference to the Stockholders Agreement as amended by Amendment No. 1, Amendment No. 2 and as amended hereby, unless the context otherwise requires.

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

                  13. Headings. The headings contained in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment.

                  14. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.














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


         IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties hereto as of the day first above written.

                                       REGENCY REALTY CORPORATION



                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       SECURITY CAPITAL HOLDINGS S.A.



                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       SECURITY CAPITAL U.S. REALTY



                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:




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
                                                                       EXHIBIT A

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                           REGENCY REALTY CORPORATION

         This corporation was incorporated on July 8, 1993 effective July 9, 1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1001, 607.1003, 607.1004 and 607.1006 of the Florida Business Corporation Act, amendments to Section 5.1(y) and Section 5.14 of the Articles of Incorporation of Regency Realty Corporation were approved by the Board of Directors at a meeting held on September 23, 1998, and adopted by the shareholders of the corporation on [ ], 1998.


         Section 5.1 (y) is hereby amended in its entirety as follows:

                  (y) "Special Shareholder Limit" for a Special Shareholder shall initially mean 60% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation; provided, however, that if at any time after the effective date of this Amendment a Special Stockholder's ownership of Common Stock, on a fully diluted basis, of the Corporation shall have been below 45% for a continuous period of 180 days, then the definition of "Special Shareholder Limit" shall mean 49% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation. After any adjustment pursuant to Section 5.8, the definition of "Special Shareholder Limit" shall mean the percentage of the outstanding Common Stock as so adjusted, and the definition of "Special Shareholder Limit" shall also be appropriately and equitably adjusted in the event of a repurchase of shares of Common Stock of the Corporation or other reduction in the number of outstanding shares of Common Stock of the Corporation. Notwithstanding the foregoing, if any Person and its Affiliates (taken as a whole), other than the Special Shareholder, shall directly or indirectly own in the aggregate more than 45% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation, the definition of "Special Shareholder Limit" shall be revised in accordance with Section 5.8 of the Stockholders Agreement. Notwithstanding the foregoing provisions of this definition, if, as the result of any Special Shareholder's ownership (taking into account for this purpose constructive ownership under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) of shares of Capital Stock, any Person who is an individual within the meaning of Section 542(a)(2) of the Code (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) and who is the Beneficial Owner of any interest in a Special Shareholder would be considered to Beneficially Own more than 9.8% of the outstanding shares of Capital Stock, then unless such individual reduces his or her interest in the Special Shareholder so that such Person no longer Beneficially Owns more than 9.8% of the outstanding shares of Capital Stock, the Special Shareholder Limit shall be reduced to such percentage as would result in such Person not being considered to Beneficially Own more than 9.8% of the outstanding Shares of Capital Stock. Notwithstanding anything contained herein to the contrary, in no event shall the Special Shareholder Limit be reduced below the Ownership Limit. At the request of the Special Shareholders, the Secretary of the Corporation shall maintain and, upon request, make available to each Special Shareholder a schedule which sets forth the then current Special Shareholder Limits for each Special Shareholder.


         Section 5.14 is hereby amended in its entirety as follows:

         Section 5.14  Certain Transfers to Non-U.S. Persons Void.

         (a) At any time that Non-U.S. Persons (including Special Shareholders who will at all times be presumed to be Non-U.S. Persons) own directly or indirectly 50% or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation, any Transfer of shares of Capital Stock of the Corporation by any Person (other than a Special Shareholder) to any Non-U.S. Person (other than a Special Shareholder) on or after the effective date of this Amendment shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein.

         (b) At any time that Non-U.S. Persons (including Special Shareholders who will at all times be presumed to be Non-U.S. Persons) own directly or indirectly less than 50% of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation, any Transfer of shares of Capital Stock of the Corporation by any Person (other than a Special Shareholder) to any Person on or after the effective date of this Amendment shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein if such Transfer

         (i) occurs prior to the 10% Termination Date and results in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (other than Special Shareholders) comprising 4.9 percent (4.9%) or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation; or

         (ii) results in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (including Special Shareholders who will at all times be presumed to be Non-U.S. Persons) comprising fifty percent (50%) or more of the fair market value of the issued and outstanding shares of Capital Stock the Corporation.

         (c) If any of the foregoing provisions is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the shares of Capital Stock of the Corporation held or purported to Directors or otherwise:e shall, automatically and without the necessity of any action by the Board of

         (i)   be prohibited from being voted;

         (ii)  not be entitled to dividends with respect thereto;

         (iii) be considered held in trust by the transferee for the benefit of the Corporation and shall be subject to the provisions of
               Section 5.3(c) as if such shares of Capital Stock were the subject of a Transfer that violates Section 5.2; and

         (iv) not be considered outstanding for the purpose of determining a quorum at any meeting of shareholders.

         (d) The Special Shareholders may, in their sole discretion, with prior notice to the Board of Directors, waive, alter or revise in writing all or any portion of the Transfer restrictions set forth in this Section 5.14 from and after the date on which such notice is given, on such terms and conditions as they in their sole discretion determine.


         IN WITNESS WHEREOF, the undersigned Chairman of this corporation has
executed these Articles of Amendment this     day of            , 1998.



                                    -------------------------------
                                    Martin E. Stein, Jr., Chairman and CEO










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